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                                                                EXHIBIT 5 and 23



                                                                October 19, 2000



Optelecom, Inc.
9300 Gaither Road
Gaithersburg, MD 20877

Re: Form S-8 Registration Statement of Optelecom, Inc.

Ladies and Gentlemen:

     The undersigned has acted as counsel for Optelecom, Inc., a Delaware corporation (the "Company"), in connection with the above referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 500,000 shares of the Company's Common Stock, $.03 par value ("Common Stock") that may be offered and sold to the employees of the Company pursuant to the Optelecom, Inc. 2000 Non-Qualified Stock Option Plan and the Optelecom, Inc. Employee Stock Purchase Plan (collectively referred to as the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b) (5) of Regulation S-K.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications and exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

     Subject to the foregoing, we are of the opinion that the 500,000 shares of Common Stock issuable under the Plans and covered by the Registration Statement, when delivered to participants in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the laws of the State of Delaware as codified in the General Corporation Law in the State of Delaware. This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without the prior written consent of the undersigned.

     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and the use of our name whenever appearing in the Registration Statement.

                                         Sincerely,
                                         Karp Frosh, Lapidus, Wigodsky &
                                         Norwind, P.A.
                                         Corporate Counsel




                                         By: David L. Lowans